Exhibit 99.1

IDENTIVE GROUP ANNOUNCES FIRST QUARTER 2011 RESULTS

46% sales growth and $2.1 million improvement in adjusted EBITDA

SANTA ANA, Calif. and ISMANING, Germany, May 4, 2011 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced results for the fiscal first quarter (Q1), ended March 31, 2011.

All results are reported in U.S. GAAP, except as noted. Identive uses certain non-GAAP measures as a way to compare the underlying performance of our business from period to period, and a discussion of non-GAAP measures and reconciliation to the applicable GAAP measures is included below.

Revenue in Q1 2011 was $22.4 million, up 46% from $15.3 million in Q1 2010 as a result of 24% organic growth and the inclusion of revenue from the acquired Multicard U.S. and Smartag businesses. Sales in Q1 were driven by volume shipments of secure readers for German’s electronic ID program; ongoing implementations of physical access control systems; strong demand for identity management products and solutions for citizen and consumer ID programs in Europe and employee/government worker ID programs in the U.S., Australia and Japan; and increased orders for RFID inlays and tags for applications including ski and transit ticketing and high-value asset tracking. Q1 2011 revenue decreased 19% from revenue of $27.8 million in the fourth quarter (Q4) of 2010 as a result of customary seasonal patterns as well as temporary delays in implementation with some U.S. government projects.

On a GAAP basis, Identive recorded net loss of $(1.9) million, or $(0.04) per share in Q1 2011. This compares to net loss of $(6.1) million, or $(0.15) per share in Q1 2010 and net loss of $(0.8) million, or $(0.02) per share in Q4 2010. Non-GAAP adjusted EBITDA (EBITDA before equity-based compensation, acquisition, transition and integration costs) was $(0.3) million in Q1 2011, compared with $(2.4) million in Q1 2010 and $2.9 million in Q4 2010.

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GAAP gross profit margin was 42% in Q1 2011, compared with 44% in Q1 2010 and 43% in Q4 2010. Non-GAAP gross profit margin (excluding amortization and overhead allocations) was 46% in Q1 2011, compared with 49% in Q1 2010 and 46% in Q4 2010. Margins in Q1 were unfavorably impacted by product mix.

GAAP operating expenses were $11.4 million in Q1 2011, including $0.7 million of primarily non-cash costs. This compares with operating expenses of $12.2 million in Q1 2010, which included $2.2 million of primarily non-cash and acquisition related costs; and $12.3 million in Q4 2010, which included $2.3 million of primarily non-cash costs. GAAP operating loss was $(2.0) million in Q1 2011, compared with operating loss of $(5.5) million in Q1 2010 and operating loss of $(0.5) million in Q4 2010.

Cash and cash equivalents at March 31, 2011 were $9.9 million, compared with $10.8 million at December 31, 2010.

“Our performance in Q1 demonstrated growing momentum in several of our target markets, supported by our continued progress in reducing costs and improving efficiency,” commented Ayman S. Ashour, chairman and chief executive officer of Identive Group. “The market’s adoption of secure ID applications continues to accelerate, driven in some cases by government security mandates and in others by new technologies like NFC that promise to simplify and enrich our lives. Demand is growing rapidly for secure and affordable applications to support citizen, employee and consumer identity management. Cashless payments and NFC-based applications that allow mobile devices to handle secure transactions are early but exciting trends. Identive’s competencies across the RFID and secure ID value chains position us to participate in these markets as well as many others. Our acquisition of idOnDemand, announced today, enhances our ability to provide electronic security credentials for employees, citizens and consumers and to deliver superior solutions to a growing base of customers.”

Highlights in Q1 2011 included:

•

123% organic growth in Identive’s RFID inlay business, fueled by the growing demand for core RFID technology to support secure ID solutions from smart posters to cashless payments to ticketing. The addition of the newly acquired Smartag business further boosted core RFID product sales in the quarter.

•

Strong sales of SCM readers and other ID infrastructure products, including initial shipments of card terminals for the German eHealth program and continued volume shipments of secure IT kits related to the German government’s implementation of a new electronic citizen ID card.

•

Multicard was selected to develop and implement an emergency management solution for the largest nuclear generating facility in the U.S. in Palo Verde, Arizona. After implementing the system, Multicard also managed a full scale exercise to test the facility’s plans, policies and procedures for emergency response in the event of a radiation incident.

•	Increased activity with a maritime worker identification program in Australia, for which Multicard provides identity solutions that include worker authentication, card issuance and program management.

•

A major university in Germany selected Multicard to provide a secure one-card, multi-application solution for kiosk ID issuance, RFID physical access, ID as a Service-based PKI and IT access, and cashless payments for a “smart community” of faculty, staff, students and employees.

Conference Call and Webcast Information

Identive Group will host a conference call and webcast today at 10:00 AM Eastern Time, which can be accessed by dialing 866.578.5747 (toll free within the U.S.) or +1 617.213.8054 (for international callers) and using pass code 54025275. A webcast of the call that includes presentation slides can be accessed by visiting the investor relations section of the Company’s website at www.identive-group.com, and by clicking on “Presentations, Reports & Webcasts,” where it also will be archived for those unable to listen to the live webcast. An audio replay of the call also will be available for one week and can be accessed by dialing 888.286.8010 (toll free within the U.S.) or +1 617.801.6888 (for international callers) and using pass code 62659718.

About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt Stock Exchange: INV) is an international technology company focused on building the world’s signature group in secure identification-based technologies. The businesses within Identive Group have deep industry expertise and are well-known global brands in their individual markets, providing leading-edge products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. Identive’s growth model is based on a combination of strong technology-driven organic growth from the businesses within the group and disciplined acquisitive development. For additional info visit: www.identive-group.com.

Use of Non-GAAP Financial Information

In evaluating our business, our non-GAAP gross profit margin, non-GAAP overhead costs and adjusted EBITDA differ from GAAP gross profit margin, GAAP operating expenses and GAAP net income (loss) due to the exclusion of certain items detailed in the reconciliation table within this press release. Our management uses each of these non-GAAP measures internally and believes that they provide investors with a meaningful way to evaluate the Company’s operating performance. However, we caution investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make about our expectations regarding worldwide demand for our ID products and solutions, trends in the secure ID market, our position as an innovative leader in the secure ID market, and our future growth and profitability. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations, our cost savings may not be in the amounts or the time frames we expect, and we may not be successful in our strategy of pursuing both organic and acquisitive growth. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to successfully integrate acquired businesses into ours; our ability to grow the Company based on a strategy of providing products, components and services for the identification systems value chain; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the identification and identity markets that we are targeting; our ability to acquire the components we need to build our own products; and our ability to successfully compete in the markets in which we participate or target. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent reports filed with the U.S. Securities and Exchange Commission.

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All trade names are trademarks or registered trademarks of their respective holders.

Contacts:
Darby Dye	Fabien B. Nestmann
+1 949 553-4251	+41 49 89 9595 5544
ddye@identive-group.com	fnestmann@identive-group.com

– FINANCIALS FOLLOW –

IDENTIVE GROUP, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended (A)
	March 31, 2011	December 31, 2010	March 31, 2010
Net revenue	$22,420	$27,807	$15,346
Cost of revenue	13,040	15,979	8,609

Gross profit	9,380	11,828	6,737
Operating expenses:
Research and development	1,158	1,202	1,416
Selling and marketing	5,009	5,497	5,092
General and administrative	5,256	5,608	5,454
Restructuring and other charges	—	—	264

Total operating expenses	11,423	12,307	12,226

Loss from operations	(2,043)	(479)	(5,489)
Other income	230	264	—
Interest expense, net	(291)	(211)	(231)
Foreign currency gains (losses), net	199	(59)	(314)

Loss from continuing operations before income taxes and noncontrolling interest	(1,905)	(485)	(6,034)
Benefit (provision) for income taxes	22	(522)	(162)

Loss from continuing operations	(1,883)	(1,007)	(6,196)
Income (loss) from discontinued operations, net of income taxes	—	150	(77)
Consolidated net loss	(1,883)	(857)	(6,273)

Less: net loss attributable to noncontrolling interest	21	105	221
Net loss attributable to Identive Group, Inc.	(1,862)	(752)	(6,052)

Basic and diluted loss per share attributable to Identive Group, Inc.:
Loss from continuing operations	$(0.04)	$(0.02)	$(0.15)

Income (loss) from discontinued operations	$0.00	$0.00	$0.00

Net loss	$(0.04)	$(0.02)	$(0.15)

Weighted average shares used to compute basic and diluted loss per share	47,741	45,120	39,755

(A)	Q1 2011 results include the operating results of Multicard U.S. and Smartag, which were acquired on April 14, 2010 and November 19, 2010, respectively. Results of other periods presented in the table above may not fully include the operating results of these two businesses; as a result, the amounts in the table are not comparable.

IDENTIVE GROUP, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)	(B)
ASSETS
Current assets:
Cash and cash equivalents	$9,928	$10,799
Accounts receivable, net of allowances	12,643	15,231
Inventories	11,790	10,584
Income taxes receivable	213	126
Other current assets	2,386	2,088

Total current assets	36,960	38,828

Property and equipment, net	5,617	5,373
Goodwill	48,466	47,126
Intangible assets, net	33,716	33,865
Other assets	457	793

Total assets	$125,216	$125,985

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,998	$12,833
Mortgage loan payable to bank and bank line of credit	528	630
Debt note	1,032	1,040
Liability to related party	1,048	1,058
Accrued compensation and related benefits	2,423	3,694
Deferred revenue	1,302	1,244
Other accrued expenses and liabilities	8,260	8,980
Income taxes payable	228	44

Total current liabilities	26,819	29,523
Long-term liability to related party	7,559	7,615
Long-term mortgage loan payable to bank	886	840
Deferred tax liability	6,988	6,795
Long-term debt note	716	950
Long-term income taxes payable	278	458

Total liabilities	43,246	46,181

Total equity	81,970	79,804

Total liabilities and stockholders’ equity	$125,216	$125,985

(B)	The condensed consolidated balance sheet has been derived from the audited consolidated financial statements at December 31, 2010 but does not include all the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands)

(unaudited)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$13,040	$15,979	$8,609
Overhead allocation	(508)	(536)	(416)
Amortization and depreciation	(321)	(497)	(416)
Transition and integration costs	(182)	—	—
Stock-based compensation	(4)	(1)	(6)

Total reconciling items included in GAAP cost of revenue	(1,015)	(1,034)	(838)

Non-GAAP cost of revenue	$12,025	$14,945	$7,771

Non-GAAP gross profit margin	46%	46%	49%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$11,423	$12,307	$12,226
Overhead allocation	508	536	416
Amortization and depreciation	(788)	(724)	(717)
Stock-based compensation	(216)	(1,555)	(141)
Acquisition costs	(154)	(134)	(308)
Transition and integration costs	(39)	(451)	(1,442)
Total reconciling items included in GAAP operating expenses	(689)	(2,328)	(2,192)

Overhead costs	$10,734	$9,979	$10,034

Reconciliation of GAAP net loss to adjusted EBITDA gain (loss)
Net loss attributable to Identive Group, Inc.	(1,862)	(752)	(6,052)
(Benefit) Provision for income taxes	(22)	522	162
(Gain) Loss from discontinued operations, net of income taxes	—	(10)	120
Gain on sale of discontinued operations, net of income taxes	—	(140)	(43)
Net (income)/loss attributable to noncontrolling interest	(21)	(105)	(221)
Interest expense (income), net	291	211	231
Foreign currency losses (gains), net	(199)	59	314
Other expenses (income)	(230)	(264)	—
Amortization and depreciation	1,109	1,221	1,133
Stock-based compensation	220	1,556	147
Acquisition costs	154	134	308
Transition and integration costs	221	451	1,442
Total reconciling items included in GAAP net loss	1,523	3,635	3,593

Adjusted EBITDA gain (loss)	$(339)	$2,883	$(2,459)

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Reconciliation of GAAP net loss to GAAP net income (loss) before amortization
Net loss attributable to Identive Group, Inc.	$(1,862)	$(752)	$(6,052)
Reconciling items included in GAAP net loss:
Amortization expense	787	948	864

Total reconciling items included in GAAP net loss	787	948	864

Net income (loss) attributable to Identive Group, Inc., before amortization	$(1,075)	$196	$(5,188)

Weighted average shares used to compute basic and diluted loss per share	47,741	45,120	39,755

Basic and diluted net loss per share attributable to Identive Group, Inc.:

Net earnings (loss) per share before amortization	$(0.02)	$0.00	$(0.13)